UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 20, 2008, MF Global UK Limited, a subsidiary of the Registrant, agreed with Man Investments AG, a subsidiary of Man Group plc, the Registrant’s former parent and largest shareholder, to modify their existing agreement under which MF Global UK provides execution and clearing services to certain independent fund entities managed by Man Investments. MF Global UK will continue to provide clearing services to these funds on an exclusive basis for 90% of their listed futures and options transactions under the terms of the original agreement. For over-the-counter (OTC) transactions, principally in foreign exchange (FX), these funds will use other providers for clearing services, which over time will substantially reduce and ultimately eliminate MF Global UK’s original obligation to provide a funding facility of up to $800 million related to certain of these OTC FX activities. The Registrant estimates that this change should enable it to redirect over $400 million of capital to its other operations over the next few weeks and to redirect the balance over time as this change is implemented. Man Investments intends to implement this change as soon as reasonably practicable.

Under the original agreement, certain Man Investments funds had an exclusive commitment to clear 90% of their trades in listed derivative instruments through MF Global UK, and this commitment will continue. MF Global UK will also continue to provide execution services on a non-exclusive basis, as it has in the past.

For OTC trades, mostly in FX, the original contract called for MF Global UK to provide clearing services on an exclusive basis and to provide a facility of up to $800 million to fund unrealized gains. Under the new arrangement, the Man Investments funds will use other providers to clear trades in forward FX contracts, while continuing to clear through MF Global UK for spot FX contracts, which generally require funding support at substantially lower levels. MF Global UK will continue to provide segregation of funds for any unrealized gains for spot FX positions as well as a number of current forward FX transactions until such transactions settle.

The Registrant believes this change will substantially increase its available liquidity while continuing its working relationship with Man Group, and does not expect it to have a material effect on its earnings. The Registrant estimates that for the nine months ended December 31, 2007, FX and other OTC trades cleared for Man Investments funds accounted for less than 1% of the Registrant’s pre-tax profit.

Prior to its initial public offering in July 2007, MF Global was wholly owned by Man Group. Man Group currently is the beneficial owner of approximately 18.6% of the Registrant’s outstanding shares. The agreement between MF Global UK and Man Investments was established at the time of the IPO and extends through June 2010 (subject to earlier termination in certain specified events). For a description of the agreement and the commercial relationship with Man Group prior to the modification, see the Registrant’s final prospectus relating to the IPO, dated July 18, 2007, included in the registration statement on Form F-1 (file no. 333-143395) on file with the SEC.

The Registrant issued a related press release, a copy of which is attached as Exhibit 99.1. A copy of the modification to the agreement between MF Global UK and Man Investments is attached as Exhibit 10.1.

Item 9.01	Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits:

Exhibit No.	Description
Exhibit 10.1	Modification to the agreement between MF Global UK Limited and Man Investments Limited
Exhibit 99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: March 26, 2008	By:	/s/ Howard Schneider
Howard Schneider General Counsel

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